UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2013

SEALY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08738	36-3284147
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

Sealy Drive, One Office Parkway Trinity, North Carolina 27370

(Address of Principal Executive Offices, including Zip Code)

(336) 861-3500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Information.

On March 1, 2013, Sealy Corporation (the “Company”) issued a press release announcing that the Company has given notice of an anticipated Make-Whole Event to holders of 8% Senior Secured Third Lien Convertible Notes due 2016 of the Company and Sealy Mattress Company in respect of the previously announced Agreement and Plan of Merger, dated as of September 26, 2012 (the “Merger Agreement”), among the Company, Tempur-Pedic International Inc. (“Tempur”), and Silver Lightning Merger Company, a direct, wholly-owned subsidiary of Tempur, pursuant to which the Company would become a wholly-owned subsidiary of Tempur (the “Merger”).  The Merger will constitute a “Make-Whole Event” and, as previously publicly disclosed, is subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, including the receipt of regulatory approvals.  Based on the assumption that regulatory approvals are received on or before March 8, 2013, and that all of the other conditions in the Merger Agreement will be satisfied, the anticipated effective date of the Make-Whole Event is expected to be on or after March 15, 2013.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated as of March 1, 2013 of Sealy Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALY CORPORATION

Date: March 1, 2013

	By:	/s/ Michael Q. Murray
Name: Michael Q. Murray
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated as of March 1, 2013 of Sealy Corporation.